                                                                Exhibit 9(p)


                            Compass Capital Funds(R)
                       (previously named The PNC(R) Fund)
                               Appendix C to the
                        Transfer Agency Agreement dated
                             as of October 4, 1989


          The Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent with respect to Shares, par value $.001 per Share, of the Portfolios listed below and the Transfer Agent is willing to furnish such services.

The Portfolios are as follows:

          .    Money Market Portfolio
          .    U.S. Treasury Money Market Portfolio
          .    Municipal Money Market Portfolio
          .    Large Cap Growth Equity Portfolio
          .    Balanced Portfolio
          .    Managed Income Portfolio
          .    International Equity Portfolio
          .    Tax-Free Income Portfolio
          .    Ohio Municipal Money Market Portfolio
          .    Pennsylvania Municipal Money Market Portfolio
          .    Intermediate Government Bond Portfolio
          .    Ohio Tax-Free Income Portfolio
          .    Pennsylvania Tax-Free Income Portfolio
          .    Large Cap Value Equity Portfolio
          .    Index Equity Portfolio
          .    Small Cap Value Equity Portfolio
          .    North Carolina Municipal Money Market Portfolio
          .    Low Duration Bond Portfolio
          .    Intermediate Bond Portfolio
          .    Small Cap Growth Equity Portfolio
          .    Select Equity Portfolio
          .    Government Income Portfolio
          .    International Emerging Markets Portfolio
          .    International Bond Portfolio
          .    Virginia Municipal Money Market Portfolio
          .    New Jersey Municipal Money Market Portfolio
          .    New Jersey Tax-Free Income Portfolio
          .    Core Bond Portfolio
          .    Multi-Sector Mortgage Securities Portfolio III
          .    Mid-Cap Value Equity Portfolio
          .    Mid-Cap Growth Equity Portfolio
          .    BlackRock Non-Dollar Portfolio I
          .    BlackRock Non-Dollar Portfolio II

          The Fund and the Transfer Agent agree that the Transfer Agent shall provide the services contemplated by the Transfer

Agency Agreement with respect to the Institutional, Service, Investor A, Investor B, Investor C and BlackRock Classes of Shares of each Portfolio covered by such Agreement (including, with respect to any class of Shares, the services described therein relating to front-end and deferred sales loads).



Agreed to and accepted as of _______________, 1997:


Compass Capital Funds

By:__________________________________


PFPC Inc.

By:__________________________________